UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2012

WEST COAST BANCORP

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-10997

(SEC File Number)

93-0810577

(IRS Employer Identification No.)

5335 Meadows Road, Suite 201 Lake Oswego, Oregon (Address of principal executive offices)	97035 (Zip Code)

Registrant’s telephone number, including area code:

(503) 684-0884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2012 annual meeting of shareholders of West Coast Bancorp (the "Company") was held on April 24, 2012.

(b) The matters considered and voted on by the Company's shareholders at the annual meeting and the vote of the shareholders was as follows:

Proposal 1. Nine directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Withheld
Lloyd D. Ankeny	12,851,718	169,328
David A. Dietzler	12,967,282	53,764
Henchy R. Enden	12,968,319	52,727
Shmuel (Sam) Levinson	12,890,627	130,419
Steven J. Olivia	12,892,453	128,593
John T. Pietrzak	12,890,572	130,474
Steven N. Spence	12,944,336	76,710
Robert D. Sznewajs	12,963,160	57,886
Nancy A. Wilgenbusch, Ph.D.	12,890,232	130,814

The following matters were approved by the votes indicated:

Proposal 2. Approval of the Company's 2012 Omnibus Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions
12,893,090	120,937	7,019

Proposal 3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions
15,513,576	56,727	12,768

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEST COAST BANCORP
Dated: April 30, 2012	By:	/s/ Anders Giltvedt
Anders Giltvedt Executive Vice President and Chief Financial Officer